UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Methode Electronics, Inc. (the “Company”) held on September 17, 2025, the stockholders voted on proposals to (i) elect seven (7) directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified; (ii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending May 2, 2026; and (iii) cast an advisory vote on named executive officer compensation (“Say-on-Pay”).

The voting results for each proposal were as follows:

1. Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
David P. Blom	25,517,636	1,771,602	30,784	3,370,565
Therese M. Bobek	25,488,697	1,799,757	31,568	3,370,565
Brian J. Cadwallader	25,041,682	2,244,404	33,936	3,370,565
Bruce K. Crowther	25,953,898	1,335,714	30,410	3,370,565
Jonathan B. DeGaynor	26,594,914	700,276	24,832	3,370,565
Mary A. Lindsey	25,451,346	1,794,964	73,712	3,370,565
Mark D. Schwabero	25,439,097	1,852,077	28,848	3,370,565

2. Ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm:

	For	Against	Abstain	Broker Non-Votes
	30,173,012	466,878	50,697	--

3. Advisory vote to approve the Company’s named executive officer compensation:

	For	Against	Abstain	Broker Non-Votes
	24,480,053	2,779,095	60,874	3,370,565

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	September 18, 2025	By:	/s/ Laura Kowalchik
Laura Kowalchik Chief Financial Officer